SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                           ICN PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified in its Charter)

                          Iridian Asset Management LLC
                                      and
                         Franklin Mutual Advisers, LLC
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
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

FROM:  Iridian Asset Management LLC
       Franklin Mutual Advisers, LLC


                                  PRESS RELEASE

                                   Letter from
         Iridian Asset Management LLC and Franklin Mutual Advisers, LLC
                            to ICN Board of Directors



Westport, CT and Short Hills, NJ. May 6, 2002. The following is the text of a letter sent to the Board of Directors of ICN Pharmaceuticals, Inc. (NYSE: ICN) on May 6, 2002 from Iridian Asset Management LLC and Franklin Mutual Advisers, LLC, the investment manager for Franklin Mutual Series Fund Inc.



"Ladies and Gentlemen:"

         "Your chairman, Milan Panic, during his remarks on ICN's May 2, 2002 first quarter earnings conference call, indicated that ICN might consider declaring a 'conditional dividend' of its remaining interest in Ribapharm, even before receiving a favorable ruling from the Internal Revenue Service. Mr. Panic indicated that the 'conditional dividend' could occur prior to ICN's annual meeting on May 29, 2002 at which it is possible that the composition of your board will change. Mr. Panic's suggestion raises precisely the same issue to which we alerted you in our letter of April 9, 2002 regarding the possibility of a Ribapharm 'trust.'"

         "As we hope you will have read in our proxy statement, we do strongly favor a timely spin-off of Ribapharm. However, we believe more strongly that a spun-off Ribapharm must be managed by qualified executives under the direction of a responsible, experienced and capable board of directors. Both the management and board of Ribapharm must be, and must be seen to be, wholly-independent, in substance not merely in form, of the influence of ICN's long-time incumbent management."

         "Unless Ribapharm is both in fact and in appearance 'truly independent' in this sense, we believe that its true value will never be fully reflected in the market. It will suffer from the same chronic discount that plagues ICN, and one of the most important goals that motivated the spin-off will not have been achieved. We think this is already evidenced by Ribapharm's post-IPO market valuation."

         "As you must also know from our proxy materials and our earlier letter to you of April 9, 2002, we believe that the composition of the present management and board at Ribapharm does not meet this standard."

         "We have raised this issue with ICN shareholders in connection with the upcoming board election. We have had the opportunity in recent days to speak to the holders of a very large portion of ICN's shares and have learned that they share our views and concerns."

         "As we have previously communicated to you, in our view, no spin-off (or transaction in contemplation of a spin-off, including a 'conditional dividend') should be taken or countenanced unless ICN's Board retains the authority to ensure that Ribapharm is truly independent and the ICN Board should take no steps to relinquish its ability to control Ribapharm prior to the upcoming annual meeting."

         "Any such step, taken at the eleventh hour just prior to the annual meeting, will in our judgment properly be understood by ICN's shareholders as a desperate and unconvincing tactic to whitewash the reality of 18 months of unfulfilled commitments."

         "Moreover, as we have also communicated to you, it is our belief that any measure eliminating or constraining the ability of the ICN Board that will be elected on May 29, 2002 to control the affairs of Ribapharm rushed into place in the midst of an election contest raising squarely the issue of how that control should be exercised, would be a blatant and transparent attempt to evade the judgment of ICN's shareholders and effectively to disenfranchise them. Under these circumstances, we believe that your fiduciary obligations to ICN's shareholders compel you not to authorize or countenance any such measure."

         "We once again wish to express our every confidence that you will act in the strictest conformity, in spirit as well as form, with your duties as fiduciaries for the shareholders of ICN."

                                         "Very truly yours,"



                                          IRIDIAN ASSET MANAGEMENT LLC



                                          FRANKLIN MUTUAL ADVISERS, LLC



      Iridian is an SEC-registered investment adviser located in Westport, CT. Iridian manages approximately $12 billion for institutional clients, pension funds, charitable foundations and endowments, and invests primarily in mid-cap and large-cap U.S. equities.

      Franklin Mutual Advisers, LLC is a subsidiary of Franklin Resources, Inc. [NYSE:BEN], a global investment organization operating as Franklin Templeton Investments. Franklin Templeton provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $274 billion in assets under management as of March 31, 2002. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.

In connection with their solicitation of proxies with respect to the 2002 annual meeting of stockholders of ICN Pharmaceuticals, Inc. ("ICN"), Iridian Asset Management LLC ("Iridian") and Franklin Mutual Advisers, LLC ("FMA") have filed with the Securities and Exchange Commission (the "SEC") and disseminated to stockholders a definitive proxy statement dated April 18, 2002. Stockholders are advised to read the proxy statement as it contains important information. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC website at www.sec.gov. You may also obtain a free copy of Iridian and FMA's proxy statement by contacting Mackenzie Partners in the manner described below.


Contact:  For Press:                    For Shareholders and Institutions:
          Hedda Nadler                  Mackenzie Partners, Inc.
          Mount & Nadler                Tel: Call Collect: (212) 929-5500
          Tel: (212) 759-4440                Toll Free: (800) 322-2885